As filed with the Securities and Exchange Commission on September 23, 2020
Registration No. 333‑

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S–8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Thryv Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware	13-2740040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas	75261
(Address of Principal Executive Offices)	(Zip Code)

Thryv Holdings, Inc. 2016 Stock Incentive Plan Thryv Holdings, Inc. 2020 Incentive Award Plan Thryv Holdings, Inc. 2021 Employee Stock Purchase Plan
(Full Title of Plan)
Joseph A. Walsh Chief Executive Officer 2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas 75261
(Name and address of agent for service)
(972) 453-7000
(Telephone number, including area code, of agent for service)

With a copy to:
Alexander D. Lynch, Esq.
Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share:
— Thryv Holdings, Inc. 2016 Stock Incentive Plan, as amended	5,570,901(2)	$9.27(5)	$51,642,252.27	$6,703.16
— Thryv Holdings, Inc. 2020 Incentive Award Plan	1,458,721(3)	Not applicable	$1,721,290.78(6)	$223.42
— Thryv Holdings, Inc. 2021 Employee Stock Purchase Plan	2,000,000(4)	Not applicable	$2,360,000.00(6)	$306.33
Total:	9,029,622		$55,723,543.05	$7,232.91

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall cover any additional securities as may issuable under the Thryv Holdings, Inc. 2016 Stock Incentive Plan, as amended (the “2016 SIP”), the Thryv Holdings, Inc. 2020 Incentive Award Plan (the “2020 SIP”) and the Thryv Holdings, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2016 SIP and 2020 SIP, the “Plans”) by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Represents 5,570,901 shares of Common Stock that are reserved for issuance pursuant to stock options outstanding under the 2016 SIP as of the date of this Registration Statement. To the extent that shares reserved for issuance pursuant to awards under the 2016 SIP are canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to a participant of the 2016 SIP, the shares retained by or returned to the Registrant shall be available for issuance as shares of Common Stock under the 2020 SIP.

(3)
Represents 1,000,000 shares of Common Stock reserved for issuance pursuant to future awards under the 2020 SIP and 458,721 shares of Common Stock that were canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to a participant of the 2016 SIP. See footnote 2 above.

(4)	Represents 2,000,000 shares of Common Stock reserved for issuance pursuant to future awards under the 2021 ESPP.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of $9.27 per share, the weighted-average exercise price of stock option awards outstanding under the 2016 SIP as of the date of this Registration Statement.

(6)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Given that there is no proposed maximum offering price per share of Common Stock, the Registrant calculated the proposed maximum aggregate offering price by analogy to Rule 457(f)(2), based on the book value of $1.18 per share of the Common Stock the Registrant registered, which was calculated from its unaudited condensed consolidated balance sheet as of June 30, 2020. Given that the Registrant’s common stock is not traded on an exchange or over-the-counter on a recent or sustained basis, the Registrant did not use the market prices of its common stock in accordance with Rule 457(c).

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.01 per share (“Common Stock”), of Thryv Holdings, Inc. (the “Registrant”) that may be issued and sold under the Thryv Holdings, Inc. 2020 Incentive Award Plan (the “2020 SIP”) and the Thryv Holdings, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP) and shares of Common Stock of the Registrant reserved for future issuance pursuant to stock options outstanding under the Thryv Holdings, Inc. 2016 Stock Incentive Plan, as amended (the “2016 SIP,” and together with the 2020 SIP and the 2021 ESPP, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

•
The Registrant’s Registration Statement on Form S-1 (File No. 333-248532), as originally filed with the Commission on September 1, 2020 and subsequently amended, which contains the Registrant’s audited financial statements for the latest fiscal year which such statements have been filed; and

•
The description of the Registrant’s common stock contained in the Registrant’s Form 8-A (File No. 001-35895) filed with the Commission on September 21, 2020, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein or any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the Securities Act) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          Description of Securities.

Not applicable.

Item 5.          Interests of Named Experts and Counsel.

None.
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Item 6.          Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s fourth amended and restated certificate of incorporation and second amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant has entered into indemnification agreements with each of its directors and may enter into indemnification agreements with its executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.          Exemption from Registration Claimed.

Not applicable.

Item 8.          Exhibits.

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Thryv Holdings, Inc.

4.2	Second Amended and Restated Bylaws of Thryv Holdings, Inc.

4.3
Thryv Holdings, Inc. 2016 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on September 1, 2020 (Registration No. 333- 248532)).

4.4
Amendment No. 1 to Thryv Holdings, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1, Amendment No. 1, filed with the Commission on September 17, 2020 (Registration No. 333- 248532)).

4.5	Thryv Holdings, Inc. 2020 Incentive Award Plan.

4.6	Thryv Holdings, Inc. 2021 Employee Stock Purchase Plan.

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).
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Item 9.          Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(a)
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on September 23, 2020.

THRYV HOLDINGS, INC.

By:	/s/ Joseph A. Walsh
Name: Joseph A. Walsh
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Paul D. Rouse and Lesley Bolger, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 2020.

Signature	Title

/s/ Joseph A. Walsh	Chief Executive Officer, President and Director (Principal Executive Officer)
Joseph A. Walsh

/s/ Paul D. Rouse	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Paul D. Rouse

/s/ Jason Mudrick	Chairman and Director
Jason Mudrick

/s/ Amer Akhtar	Director
Amer Akhtar

/s/ Bonnie Kintzer	Director
Bonnie Kintzer

/s/ Ryan O’Hara	Director
Ryan O’Hara

/s/ John Slater	Director
John Slater

/s/ Lauren Vaccarello	Director
Lauren Vaccarello

/s/ Heather Zynczak	Director
Heather Zynczak